EXHIBIT 3.1




                                     BY-LAWS

                                       OF

                            COMVERSE TECHNOLOGY, INC.

                           AMENDED AS OF JULY 27, 2006

                            (A NEW YORK CORPORATION)

                                   ARTICLE I

                                     OFFICES

            Section 1. The principal office of the Corporation shall be located in the State of New York.

            Section 2. The Corporation may also have offices at such other places, both within and without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. All meetings of stockholders for the election of directors shall be held at such place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual meetings of stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the stockholders entitled to vote shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

            Section 3. Special meetings of stockholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors, the

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Chief Executive Officer, the Board of Directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

            Section 5. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called and the date and time and the place where it is to be held, shall be served not less than ten nor more than fifty days before the meeting, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and shall be sent by telegram, telex or facsimile transmission simultaneously to all members of the Board of Directors. If mailed, such notice shall be deemed given when deposited in the mail directed to a stockholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

            Section 6. In order to properly submit any business to an annual meeting of stockholders (other than with respect to nominations for directors which are governed by Article IV, Section 3), a stockholder must give timely notice in writing to the Secretary of the Corporation of such stockholder's intention to present such business. To be considered timely, a stockholder's notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting following the effective date of this Section 6 (July 27, 2006) or if no annual meeting was held in the previous year, not later than the close of business on the tenth
(10th) day following the date on which notice of such meeting is first delivered to stockholders. Each notice to the Secretary shall set forth (i) the name and address of the stockholder, (ii) a representation that the stockholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such stockholder, together with a statement that such stockholder intends to appear in person or by proxy at the meeting to present such proposal or proposals, (iii) a description of the proposal or proposals to be presented, including the complete text of any resolutions to be presented at the meeting and the reasons for conducting such business at the meeting and (iv) any material interest of the stockholder in the business to be submitted at the meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 6, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with applicable state law and the requirements of the rules and


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regulations promulgated by the Securities and Exchange Commission.

            Section 7. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                                  ARTICLE III

                           QUORUM AND VOTING OF STOCK

            Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to a vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted on the original date of the meeting.

            Section 2. If a quorum is present, the affirmative vote of holders of a majority of the shares of stock represented at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation or pursuant to Article II, Section 2, above.

            Section 3. Each outstanding share of stock having voting power shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

            Section 4. The Board of Directors in advance of any stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and, on the request of any stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

            Section 5. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares.



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                                   ARTICLE IV

                                    DIRECTORS

            Section 1. The Board of Directors of the Corporation shall consist of such number of directors, not less than three nor more than eleven, as shall be fixed from time to time by resolution of the Board. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors, provided no decrease made in such number shall shorten the term of any incumbent director.

            Section 2. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor stockholders of the Corporation. The directors shall be elected at the annual meeting of the stockholders and, except as hereinafter provided, each director elected shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

            Section 3. Nominations for the election of directors may be made by a committee appointed by the Board of Directors (or, in the absence of such committee, by the Board of Directors) or by any stockholder entitled to vote generally in the election of directors. However, any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intention to make such nomination or nominations has been given, to the Secretary of the Corporation, either by personal delivery or by-United States certified mail, postage prepaid, and received at the principal executive office of the Corporation (1) with respect to an election to be held at an annual meeting of stockholders, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting following the effective date of this Section 3 (July 27, 2006) or if no annual meeting was held in the previous year, not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first delivered to stockholders and (2) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice to the Secretary shall set forth (i) the name and address of the stockholder and his, her or its nominees; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in


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accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            Section 4. Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting of stockholders called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting of the Board of Directors called for that purpose.

            Section 5. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the stockholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

            Section 6. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

            Section 7. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of New York, at such place or places as they may from time to time determine.

            Section 8. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

            Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York, at such places as the Board may from time to time determine.

            Section 2. Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary on the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given personally, by mail, telephone, facsimile or e-mail, to each director at least 48 hours prior to the


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time fixed for meeting, provided that, if notice is given by the Chairman of the
Board of Directors and the Chief Executive Officer of the Company, acting jointly, notice shall be given at least 36 hours prior to the time fixed for meeting.

            Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

            Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VI

                      COMMITTEES OF THE BOARD OF DIRECTORS

            Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and other committees, each consisting of one or more directors, unless otherwise required under applicable law or regulation or under any rule of a national stock exchange or over-the-counter market on which the Company's securities are then traded or quoted (a "Listing Rule"), and each of which, to the extent provided in the applicable resolution,


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shall have all the authority of the Board to the fullest extent permitted by law. Vacancies in the membership of each committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Board of Directors shall have power, at any time, to change or remove the members of any committee created pursuant to these by laws, either with or without cause. All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

                               EXECUTIVE COMMITTEE

            Section 2. The Executive Committee, if any, shall include the Chairman of the Board of Directors who shall act as Chairman of such committee, the Chief Executive Officer, if he or she is a director, and such other directors as may be designated from time to time by the Board of Directors. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the oversight of the management of the business and affairs of the Corporation.


                                 AUDIT COMMITTEE

            Section 3. The Audit Committee shall be composed of not less than such number of directors as may be required under applicable law, regulation or Listing Rules, which directors shall meet all independence and other requirements applicable to Audit Committee members under applicable law, regulation or Listing Rule.

            The Audit Committee shall: (i) recommend to the Board of Directors each year a firm of independent accountants to be the auditors of the Corporation for the ensuing fiscal year; (ii) review and discuss with the auditors and report to the Board of Directors thereon, prior to the annual meeting of stockholders, the plan and results of the annual audit of the Corporation; (iii) review and discuss with the auditors their independence, fees, functions and responsibilities, the internal auditing, control, and accounting systems of the Corporation and other related matters as the Audit Committee from time to time deems necessary or desirable and evaluate such control functions; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to matters related to the Corporation's accounting and finances, including without limitation, related to the Corporation's accounting systems and internal controls.

                             COMPENSATION COMMITTEE

            Section 4. The Compensation Committee shall consist solely of directors determined by the Board to be independent under applicable law, regulation or Listing Rule. The Compensation Committee shall: (i) make recommendations to the Board of Directors regarding the Corporation's various incentive compensation and benefit plans; (ii) determine salaries for the


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executive officers and incentive compensation for employees; (iii) administer the issuance of stock options under the Corporation's stock option plans and such other compensation plans as may be assigned by the Board of Directors from time to time; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to compensation.

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

            Section 5. The Corporate Governance and Nominating Committee shall consist solely of directors determined by the Board to be independent under applicable law, regulation or Listing Rule. The Corporate Governance and Nominating Committee shall assist the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting, or recommending that the Board of Directors select, the nominees for all directorships, whether such directorships are filled by the Board of Directors or the stockholders, (ii) developing and recommending to the Board of Directors a set of corporate governance guidelines and principles, (iii) reviewing, on a regular basis, the overall corporate governance of the Corporation and recommending improvements when necessary and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to corporate governance.

                                  ARTICLE VII

                                     NOTICES

            Section 1. Whenever, under applicable law or the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex or facsimile transmission, and shall be given by telegram, telex or facsimile transmission simultaneously to each director to whom notice is sent by mail.

            Section 2. Whenever any notice of a meeting is required to be given under applicable law or the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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                                  ARTICLE VIII

                                    OFFICERS

            Section 1. The Board of Directors shall appoint the officers of the Corporation, which may include a Chief Executive Officer, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers and agents as the Board of Directors may from time to time deem proper.

            Section 2. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                             CHIEF EXECUTIVE OFFICER

            Section 3. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                                 VICE-PRESIDENTS

            Section 4. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

                       SECRETARY AND ASSISTANT SECRETARIES

            Section 5. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give the general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

            Section 6. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors,



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shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       TREASURER AND ASSISTANT TREASURERS

            Section 7. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            Section 8. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chairman of the Board of Directors and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all the transactions performed as Treasurer and of the financial condition of the Corporation.

            Section 9. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer's control belonging to the Corporation.

            Section 10. The Assistant Treasurer, or, if there shall more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 1. (a) The Corporation shall, to the full extent permitted by the New York Business Corporation Law (the "BCL"), indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or


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intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, including excise taxes, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts were committed in bad faith or were the result of his or her active or deliberate dishonesty and were material to such cause of action or proceeding or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            (b) The Corporation shall, to the full extent permitted by the BCL, indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense or settlement of such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such cause of action or proceeding or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            (c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person referred to in Section 1(a) has not met the standard of conduct set forth in this Section 1.

            (d) Expenses incurred by a person referred to in Section 1(a) of this Article IX in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in case he or she is ultimately found, in accordance with this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so advanced exceed the indemnification to which he or she is entitled.

            Section 2. The indemnification and advancement of expenses granted pursuant to this Article IX shall not be exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, when authorized by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (A) his or her acts were committed in bad faith or were the


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result of his or her active and deliberate dishonesty and were material to the cause of action or proceeding, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            Section 3. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, non-profit entity, employee benefit plan or other enterprise.

            Section 4. The amendments made to this Article IX effective July 27, 2006, shall not limit any person's right to indemnification or advancement of expenses under Article IX of the by-laws of the Corporation in effect prior to such amendments with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to such effective date. No amendment, modification or rescission of this Article IX shall be effective to limit any person's right to indemnification or advancement of expenses with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

                                   ARTICLE X

                             CERTIFICATE FOR SHARES

            Section 1. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Such certificates shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board or the Chief Executive Officer, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue sharers of more than one class, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

            Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose


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facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

                                LOST CERTIFICATES

            Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

            Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

            Section 5. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

            Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether


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or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                              LIST OF STOCKHOLDERS

            Section 7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be projected as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

            Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the certificate of incorporation.

            Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

            Section 3. All checks or demands for money and notes of the Corporation shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer and/or such other officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

            Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.



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                                      SEAL

            Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XII

                                   AMENDMENTS

            Section 1. These by-laws may be amended or repealed or new by-laws may be adopted by majority vote at any regular or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.

            Section 2. Subject to the by-laws adopted by the stockholders, these by-laws may be amended by the affirmative vote of a majority of the Board of Directors, at any regular meeting, or at any special meeting of the Board if notice of the proposed amendment shall have been given. If any by-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the by-law so adopted or amended or repealed together with a concise statement of the changes made. The directors may repeal by-laws passed by them but may not repeal the by-laws passed by the stockholders.








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